AMENDMENT, dated March 1, 1998 to the custody agreements (each an "Agreement"), between the Templeton funds listed on Schedule A hereto (each a "Fund"), with each having a place of business at 500 East Broward Blvd., Ft. Lauderdale, FL 33394 and The Chase Manhattan Bank ("Chase"), having a place of business at 270 Park Ave., New York, NY 10017-2070.

         It is hereby agreed as follows:

     Section 1. Except as modified hereby, the Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     Section 2. The Agreement is amended as follows:

     Delete all of Section 2 of the Agreement after subsection (B.) thereof, and insert, in lieu thereof, the following:

     (C.) Fund's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Chase, and Chase hereby accepts the delegation to it, of the obligation to perform as Fund's "Foreign Custody Manager" (as that term is defined in SEC rule 17f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined herein) to hold Securities and Cash and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any "Compulsory Depository." A Compulsory Depository shall mean a Foreign Securities Depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves.



PAGE


Compulsory Depositories used by Chase as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Fund from time to time.

         (i) In connection with the foregoing, Chase shall:

         (1) provide written reports notifying Fund's Board of the placement of Securities and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Fund's foreign custody arrangements;

         (2) exercise such reasonable care, prudence and diligence in performing as Fund's Foreign Custody Manager as a person having responsibility for the safekeeping of Securities and Cash would exercise;

         (3) in selecting an Eligible Foreign Custodian, first have determined that Securities and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Securities and Cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

         (4) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a non-Compulsory Depository or clearing agency, such contract, the rules or established practices or procedures of the Depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Securities and Cash based on the standards applicable to custodians in the relevant market; and

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PAGE


         (5) have established a system to monitor the continued appropriateness of maintaining Securities and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements. Chase shall also monitor Compulsory Depositories and shall advise Fund of any material negative change in the performance of, or arrangements with, any Compulsory Depository as the same would adversely affect the custody of assets.

Subject to (i)(1)-(5) above, Chase is hereby authorized to place and maintain Securities and Cash on behalf of Fund with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Chase.

     (ii) Except as expressly provided herein, Fund shall be solely responsible to assure that the maintenance of Securities and Cash hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

     (iii) Chase represents to Fund that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Fund represents to Chase that: (1) the Securities and Cash being placed and maintained in Chase's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time; (2) its Board has determined that it is reasonable to rely on Chase to perform as Fund's Foreign Custody Manager; and (3) its Board or its investment adviser shall have determined that Fund may maintain Securities and Cash in each country in which Fund's Securities and Cash shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure (and including any Compulsory Depository operating in such country), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Securities and Cash held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Chase to make any selection that would entail consideration of Country Risk.


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PAGE


     (iv) Chase shall assist Fund in monitoring Country Risk by furnishing such information relating to the Country Risk as is specified in Appendix 1-B hereto. Fund hereby acknowledges that: (1) such information is solely designed to inform Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (2) Chase has gathered the information from sources it considers reliable, but that Chase shall have no responsibility for inaccuracies or incomplete information except to the extent negligently obtained by Chase.

     Section 3. Add the following at the end of Section 3(d):

     and which shall be limited to  Eligible  Foreign  Custodians  as defined in
     (i)-(ii) and (v) of the definition of Eligible Foreign Custodians contained herein; provided that, for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17), Foreign Bank shall not include any Foreign Bank as to which Chase has not acted as Foreign Custody Manager.

     Section 4. Add the following at the end of Section 3(e):

                  and which shall be limited to Eligible Foreign Custodians as defined in (iii) and (iv)-(v) of the definition of Eligible Foreign Custodians contained herein; provided that, for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17) the term Foreign Securities Depository shall not include any Compulsory Depository or any non-compulsory depository as to which Chase has not acted as Foreign Custody Manager.

     Section 5. Add the following definitions in appropriate alphabetic sequence to Section 3 of the Agreement:


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PAGE

     (1) a  "U.S.  Bank,"  shall  mean a  U.S.  bank  as  defined  in  SEC  rule
     17f-5(a)(7).

     (2) an "Eligible Foreign Custodian," shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; (iii) a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the 1940 Act,
     (iv) a securities depository or clearing agency organized under the laws of a country other than the United States when acting as a transnational system ("Transnational Depository") for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

     Section 6. Delete existing Section 5 of the Agreement and, insert, in lieu thereof, the following:

         At the request of Fund, Chase may, but need not, add an Eligible Foreign Custodian that is a U.S. Bank, a Foreign Bank or Foreign Securities Depository where Chase has not acted as Foreign Custody Manager with respect to the selection thereof; provided that, any such entities shall not be included for purposes of the sections of this Agreement addressing Chase liability (including, but not limited to, Sections 7, 10, 14, and 16-17). Chase shall notify Fund in the event that it elects to add any such entity.

                              *********************

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PAGE


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TEMPLETON                                     THE CHASE MANHATTAN BANK

By:/s/BARBARA J. GREEN                     By:/s/LENORE VANDEN HANDEL
   -----------------------                 -------------------------------
 Name: Barbara J. Green                    Name: Lenore Vanden Handel
Title: Secretary                          Title: Vice President






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PAGE


                                  Appendix 1-A

              LIST OF COMPULSORY DEPOSITORIES APPROVED BY THE BOARD


PAGE


                                  Appendix 1-B

                       INFORMATION REGARDING COUNTRY RISK

         1. To aid Fund's board in its determinations regarding Country Risk, Chase shall furnish board annually and upon the initial placing of Securities and Cash into a country the following information (check items applicable):

         A     Opinions of local counsel concerning:

___      i.    Whether applicable foreign law would restrict the access
               afforded Fund's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___      ii.   Whether applicable foreign law would restrict the Fund's ability to recover its assets in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___      iii.  Whether applicable foreign law would restrict the Fund's ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.    Written information concerning:

___      i.    The likelihood of expropriation, nationalization, freezes, or confiscation of Fund's  assets.

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PAGE



___      ii.   Whether difficulties in converting Fund's cash and cash
               equivalents to U.S. dollars  are reasonably foreseeable.

         C.    A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

         2. To aid Fund's board in monitoring Country Risk, Chase shall furnish board the following additional information:

         As more fully described in the FCM procedures, market flashes, including with respect to changes in the information in market reports.


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PAGE


                                   Schedule A

                              TEMPLETON U.S. FUNDS
                             As of February 28, 1998


TEMPLETON GROWTH FUND, INC. ("TGF") - 12/31/86
TEMPLETON FUNDS, INC. ("TFI") - 2/11/86
         Templeton World Fund
         Templeton Foreign Fund
TEMPLETON GLOBAL SMALLER COMPANIES FUND, INC. ("TGSCF") - 5/15/96
TEMPLETON INCOME TRUST ("TIT") - 5/15/96
         Templeton Global Bond Fund
TEMPLETON GLOBAL REAL ESTATE FUND ("TGREF") - 5/15/96
TEMPLETON CAPITAL ACCUMULATOR FUND, INC. ("TCAF") - 1/14/91
TEMPLETON DEVELOPING MARKETS TRUST ("TDMT") - 10/16/91
TEMPLETON AMERICAN TRUST, INC. ("TAT") - 2/26/91
TEMPLETON INSTITUTIONAL FUNDS, INC. ("TIFI") - 1/29/96
         Templeton Foreign Equity Series
         Templeton Growth Series
         Templeton Emerging Markets Series
         Templeton Emerging Fixed Income Series
TEMPLETON GLOBAL OPPORTUNITIES TRUST ("TGOT") - 1/18/90
TEMPLETON GLOBAL INVESTMENT TRUST ("TGIT") - 5/7/95
         Templeton Growth and Income Fund
         Templeton Global Infrastructure Fund
         Templeton Americas Government Securities Fund
         Templeton Greater European Fund
         Templeton Latin America Fund
TEMPLETON EMERGING MARKETS FUND, INC. ("TEMF") - 2/1/87
TEMPLETON GLOBAL INCOME FUND, INC. ("TGIF") - 2/29/88
TEMPLETON GLOBAL GOVERNMENTS INCOME TRUST ("TGG") - 10/22/88
TEMPLETON EMERGING MARKETS INCOME FUND, INC. ("TEMIF") - 9/17/93
TEMPLETON CHINA WORLD FUND, INC. ("TCWF") - 9/7/93
TEMPLETON EMERGING MARKETS APPRECIATION FUND, INC. ("TEMAF") - 4/22/94 TEMPLETON DRAGON FUND, INC. ("TDF") - 8/30/94
TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC. ("TVF") - 9/15/94
TEMPLETON RUSSIA FUND, INC. ("TRF") - 6/15/95
TEMPLETONVARIABLE PRODUCTS SERIES FUND ("TVPSF") - 8/31/88 (amended & restated
         2/23/96)
          Templeton Money Market Fund
          Templeton Bond Fund
          Templeton Stock Fund
          Templeton Asset Allocation Fund
          Templeton International Fund
          Templeton Developing Markets Fund
          Mutual Discovery Investments Fund
          Mutual Shares Investments Fund
          Franklin Growth Investments Fund
          Franklin Small Cap Investments Fund
FRANKLIN/TEMPLETON JAPAN FUND - 6/24/94
TEMPLETON VARIABLE ANNUITY FUND - 1/27/88


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